UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2025

SCILEX HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-39852	92-1062542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 516-4310

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed by Scilex Holding Company (the “Company”), the Company issued a Senior Secured Promissory Note, dated as of September 21, 2023, to Oramed Pharmaceuticals Inc. (“Oramed”, and the note, as amended, the “Oramed Note”). Pursuant to the Oramed Note, the Company is required to repay the entire remaining principal balance of the Oramed Note on the Maturity Date, which as of the date hereof is defined as March 21, 2025 (the “Existing Maturity Date”).

On January 21, 2025, the Company entered into an amendment letter with Oramed (the “Oramed Amendment”), pursuant to which, among other things, Oramed agreed to extend the Maturity Date under and as set forth in the Oramed Note from the Existing Maturity Date to December 31, 2025. In consideration of such extension, SCLX Stock Acquisition JV (“SCLX JV”) agreed to deliver to Oramed by deposit/withdrawal at custodian with the Depository Trust Company an aggregate of 3,250,000 shares of common stock, par value $0.0001 per share, of the Company, held by SCLX JV.

Pursuant to the Oramed Amendment, the parties agreed to amend the definition of “Cash Sweep Financing” in the Oramed Note to remove certain specific exclusions of indebtedness previously present in such definition, and further agreed that prior to Payment in Full of the First Out Priority Obligations (each as defined in that certain Agreement Among Holders (the “Agreement Among Holders”), dated as of October 8, 2024, between Oramed and the other holders of the Tranche B Notes (as defined below)), any prepayment required pursuant to Section 2(g) of the Oramed Note may be waived in Oramed’s sole discretion and, in such case, Oramed shall have the unilateral option to instead direct the Company to prepay the Last Out Holders (as defined in the Agreement Among Holders) and apply such amount to either, in Oramed’s sole discretion, (A) the outstanding principal amount of that certain Tranche B Senior Secured Convertible Note (the “Tranche B Notes”), dated as of October 8, 2024 held by Oramed or (B) the outstanding principal amount of all of the Tranche B Notes in accordance with each Last Out Holder’s Last Out Pro Rata Share (as defined in the Agreement Among Holders) at such time. In addition, the parties agreed to add an additional covenant to the Oramed Note, preventing any increase in compensation or additional incentive equity awards to any officer, director or member of senior management of the Company or the Company’s subsidiaries while the Oramed Note remains outstanding.

The representations and warranties contained in the Oramed Amendment were made only for purposes of such Oramed Amendment and as of specific dates, were solely for the benefit of the parties to the Oramed Amendment, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Oramed Amendment is incorporated herein by reference only to provide investors with information regarding the terms of the Oramed Amendment, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

The foregoing summary of the Oramed Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Oramed Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On January 21, 2025, the Company issued a press release announcing the execution of the Oramed Amendment and the extension of the Maturity Date. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 furnished as part of Item 9.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment to Senior Secured Note, dated January 21, 2025, by and among Scilex Holding Company, Oramed Pharmaceuticals Inc. and SCLX Stock Acquisition JV LLC.

99.1	Press Release issued by Scilex Holding Company on January 21, 2025.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer & President

Date: January 22, 2025

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